CONTACT:	W. L. Flaherty

		Vice President - Finance

		(513) 841-6675

								FOR IMMEDIATE RELEASE



		Karen Durand

		Director - Investor Relations

		(513) 841-6986


             GIBSON GREETINGS, INC.  ANNOUNCES YEAR-END RESULTS;

Company  Announces:     Strong   Earnings  Turnaround;   Decision  to   Remain
      Independent; and Decision to Seek Replacement for Chairman and CEO




CINCINNATI, OHIO, February 14, 1996 -- Gibson Greetings, Inc. (NASDAQ: GIBG) today reported a strong improvement in operating income in the fourth quarter and fiscal year ended December 31, 1995. These results reflect the impact of the previously announced sale of Cleo Inc. (Cleo), the Company's wholly-owned gift wrap subsidiary, to CSS Industries, Inc., which was completed in November 1995.



On a pro forma basis excluding Cleo, Gibson had operating income of $11.3 million on revenues of $119.2 million for the fourth quarter of 1995, compared with an operating loss of $18.9 million on revenues of $93.7 million in the same period a year ago. The Company's pro forma net income for the fourth quarter 1995 was $4.8 million, or $0.29 per share, compared with a net income of $3.3 million, or $0.20 per share, in the 1994 fourth quarter.



Gibson's Board of Directors also announced that it has decided to terminate the previously announced process of exploring possible expressions of interest in the Company as it had not received an appropriate offer. The Board believes that Gibson is well positioned to move forward as an independent company in view of the successful efforts to control costs and improve the profitability of the greeting card business in 1995, as well as the Company's healthy year-end financial position, due in part to the sale of Cleo, and that the conclusion of the process will eliminate any uncertainties on the part of our customers and associates.
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In addition, the Board  determined that this was  an appropriate time to  seek new  management  direction  for  the  Company  and  announced the severance of
Benjamin J. Sottile as Chairman of  the Board and Chief Executive Officer.   A
search will commence immediately both within and outside the Company for a new Chief Executive. In the interim, the Board has established an office of the Chairman with Mr. Albert R. Pezzillo, current Chairman of the Executive
Committee, serving as Chairman and Chief Executive and Board members Frank Stanton and C. Anthony Wainwright serving as members of the Chairman's office.



For the full year of 1995 on a pro forma basis excluding Cleo, Gibson had operating income of $38.4 million on revenues of $388.9 million, compared with an operating loss of $11.8 million on revenues of $359.4 million in the same period last year. The Company's pro forma net income for the full year, excluding Cleo, was $16.3 million, or $1.00 per share, compared with a net loss of $9.7 million, or $0.60 per share in 1994.



The Company's increase in revenues for the full year, excluding Cleo, reflected higher domestic and international greeting card revenues, as well as higher revenues from The Paper Factory of Wisconsin, Inc. (The Paper Factory). Additionally, the increase in operating income for the year reflects the positive impact of an improved gross margin for greeting cards, as well as cost reduction efforts which resulted in lower selling and marketing expenses.



For the fourth quarter of 1995, including Cleo, Gibson reported net income of $7.8 million, or $0.49 per share, on revenues of $198.7 million, compared with a net loss of $1.2 million, or $0.07 per share, on revenues of $211.7 million in the same period a year ago. The 1995 fourth quarter results include Cleo's operations through November 14, 1995.



For the year ended December 31, 1995, including Cleo, Gibson reported a net loss of $46.5 million, or $2.86 per share, on revenues of $540.8 million, compared with a net loss of $28.6 million, or $1.77 per share, on revenues of $548.8 million in the same period a year ago. The 1995 results include a loss from Cleo's operations through November 14, 1995 and a charge of



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$54.5 million,  or $3.35  per share,  after-tax, for  the disposition of Cleo.
The 1994 results included a $1.6 million gain, net of taxes, associated with derivative transactions, significant charges for inventory obsolescence and sales returns and allowances at Cleo, a pretax charge of $16.2 million from write-offs associated with the Chapter 11 bankruptcy filing of F & M Distributors, Inc., and a $1.7 million pretax charge for severance costs.



The Paper Factory recorded a modest profit for the year. Gibson's operations in the United Kingdom experienced a modest loss and continued to grow as a result of increased distribution which, coupled with cost reduction efforts, resulted in a narrower loss than a year earlier. In view of the continuing poor economic conditions and devaluation of the peso in Mexico, the Company recorded a full reserve against its Mexican subsidiary.



Stockholders' equity at year-end was $230.2 million, while the ratio of long-term debt to total capitalization was 17.4 percent. Book value per share was $14.31.



Long-term debt was $48.5 million at December 31, 1995, down from $63.2 million at December 31, 1994, due to the sale of Cleo. Debt due within one year decreased $90.2 million to $26.9 million at year-end compared to the same period in 1994, reflecting in part proceeds from the sale of Cleo. At December 31, 1995, the Company's cash and equivalents totaled $15.6 million. In January 1996, Gibson received the proceeds of a note from the sale of Cleo which, coupled with holiday collections, brought the Company's short-term marketable securities to $41.4 million at January 31, 1996.



Gibson  Greetings,  Inc.  is   the  world's  second  largest   publicly  owned
manufacturer and distributor of everyday and seasonal greeting cards, gift wrap and related social expression products.





-- TABLES FOLLOWS --

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

                            Gibson Greetings, Inc.
          Pro Forma Condensed Consolidated Statements of Operations
         (Amounts in thousands except per share amounts - Unaudited)
                                            Three Months                      Year
                                          Ended December 31,           Ended December 31,
                                          1995          1994           1995          1994
                                        ---------     ---------      ---------     ---------
 REVENUES                               $ 119,151     $  93,673      $ 388,884     $ 359,408
                                        ---------     ---------      ---------     ---------
 COSTS AND EXPENSES:

   Operating Expenses:
     Cost of products sold                 48,149        47,283        148,534       149,619

     Selling, distribution
       and administrative expenses         59,678        65,250        201,914       221,606
                                        ---------     ---------      ---------     ---------
         Total operating expenses         107,827       112,533        350,448       371,225
                                        ---------     ---------      ---------     ---------
 Operating income (loss) before financing
   and derivative transaction expenses     11,324       (18,860)        38,436       (11,817)

   Financing and derivative transaction
     expenses:
     Interest expense, net                  1,918         2,126          8,572         6,441

     Gain on derivative transactions          -         (14,888)           -          (1,641)
                                        ---------     ---------      ---------     ---------
         Total financing and derivative
           transaction expenses, net        1,918       (12,762)         8,572         4,800
                                        ---------     ---------      ---------     ---------
 INCOME (LOSS) BEFORE INCOME TAXES          9,406        (6,098)        29,864       (16,617)

   Income taxes/benefit                     4,589        (9,399)        13,588        (6,937)
                                        ---------     ---------      ---------     ---------

 NET INCOME (LOSS)                      $   4,817     $   3,301      $  16,276     $  (9,680)
                                        =========     =========      =========     =========
 NET INCOME (LOSS) PER SHARE            $    0.29     $    0.20      $    1.00     $   (0.60)
                                        =========     =========      =========     =========
 Average common shares and
   equivalents outstanding                 16,306        16,111         16,243        16,130
                                        =========     =========      =========     =========

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
                            Gibson Greetings, Inc.
               Condensed Consolidated Statements of Operations
         (Amounts in thousands except per share amounts - Unaudited)
                                            Three Months                      Year
                                          Ended December 31,           Ended December 31,
                                          1995          1994           1995          1994
                                        ---------     ---------      ---------     ---------
 REVENUES                               $ 198,741     $ 211,692      $ 540,821     $ 548,795
                                        ---------     ---------      ---------     ---------
 COSTS AND EXPENSES:

   Operating Expenses:
     Cost of products sold                109,494       143,993        268,702       310,039

     Selling, distribution
       and administrative expenses         70,205        90,359        239,922       276,147

     Loss on sale of Cleo, Inc.               254           -           83,012           -
                                        ---------     ---------      ---------     ---------
         Total operating expenses         179,953       234,352        591,636       586,186
                                        ---------     ---------      ---------     ---------
 Operating income (loss) before financing
   and derivative transaction expenses     18,788       (22,660)       (50,815)      (37,391)

   Financing and derivative transaction
     expenses:
     Interest expense, net                  3,091         3,800         12,263         9,834

     Gain on derivative transactions          -         (14,888)           -          (1,641)
                                        ---------     ---------      ---------     ---------
         Total financing and derivative
           transaction expenses, net        3,091       (11,088)        12,263         8,193
                                        ---------     ---------      ---------     ---------
 INCOME (LOSS) BEFORE INCOME TAXES         15,697       (11,572)       (63,078)      (45,584)

   Income taxes/benefit                     7,890       (10,386)       (16,589)      (16,981)
                                        ---------     ---------      ---------     ---------

 NET INCOME (LOSS)                      $   7,807     $  (1,186)     $ (46,489)    $ (28,603)
                                        =========     =========      =========     =========
 NET INCOME (LOSS) PER SHARE            $    0.49     $   (0.07)     $   (2.86)    $   (1.77)
                                        =========     =========      =========     =========
 Average common shares and
   equivalents outstanding                 16,306        16,111         16,243        16,130
                                        =========     =========      =========     =========
 SELECTED BALANCE SHEET DATA

                                                     December 31,   December 31,
                                                        1995            1994
                                                      ---------      ---------
 Current Assets                                      $ 204,117      $ 381,753
                                                      =========      =========
 Current Liabilities                                 $  95,833      $ 230,625
                                                      =========      =========
 Long-Term Debt                                      $  48,533      $  63,233
                                                      =========      =========
 Equity                                              $ 230,242      $ 277,500
                                                      =========      =========



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